Exhibit 99.1

BRP Group, Inc. Announces Acquisitions of AgencyRM and VibrantUSA
- Expands Presence in Medicare Solutions and Services -
TAMPA, Fla. - February 3, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced that BRP Medicare Insurance III, LLC, a subsidiary of BRP Group operating as Florida Medicare Options (“BRP Medicare”), has acquired substantially all assets of AgencyRM LLC (“AgencyRM”), a Bulverde, Texas-based independent, full-service Field Marketing Organization. AgencyRM offers a range of technology, sales and marketing support enabling their agents to provide information and access to senior health products for individual clients. AgencyRM has annual revenue of approximately $7.0 million.
The Company also announced that BRP Medicare has acquired substantially all assets of VibrantUSA, Inc. (“VibrantUSA”), a Vancouver, Washington-based independent insurance firm affiliated with AgencyRM representing more than 30 regional and national insurance companies to serve clients enrolled in Medicare. VibrantUSA also provides expertise to insurance and financial professionals who serve the Medicare population. VibrantUSA has annual revenue of approximately $3.5 million.
Following these Partnerships, BRP Group’s nomenclature for strategic acquisitions, AgencyRM and VibrantUSA will continue doing business under their current brands.
“We are delighted to join with Florida Medicare Options, which provides us with enhanced opportunities for our combined firms and our clients,” said Robert Solberg, Chief Executive Officer of AgencyRM. “These Partnerships position us to further grow our business as we expand our industry relationships and resources and find new synergies to allow our partner advisors and agents to best serve the needs of our clients.”
“Partnering with Florida Medicare Options will allow us to bolster our services for our clients with improved efficiencies and client-oriented solutions,” said Russell Solberg, CEO of VibrantUSA. “My father founded VibrantUSA 17 years ago and we are very excited for our future as we plan to supplement our strong and experienced team by investing in additional resources in nearly all of our office locations.”
“These Partnerships provide us with further opportunities for growth within the Medicare landscape,” noted John Valentine, Chief Partnership Officer of BRP Group. “As our new Partners join the BRP family, we anticipate gains in client efficiencies and look forward to bolstering our Medicare footprint.”
“We are excited to welcome AgencyRM and VibrantUSA into our BRP family,” said Trevor Baldwin, CEO of BRP Group. “With multiple signed letters of intent remaining in our Partnership pipeline, we continue to build momentum since our IPO.”
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 400,000 clients across the United States and internationally, with over 40 offices in six states. For more information, please visit www.baldwinriskpartners.com.

ABOUT AGENCYRM
AgencyRM is a Field Marketing Organization (FMO) currently specializing in senior health products. The firm provides their agents with access to nearly all of the national and many of the regional insurance companies offering Medicare products. AgencyRM offers a range of technology, sales and marketing support to enable their agents to provide individual clients information and access to senior health products.
About VibrantUSA
VibrantUSA is an independent insurance firm representing more than 30 regional and national insurance companies with more than 50 plan variations. VibrantUSA maintains up-to-date information on the Medicare insurance plans accepted by each family care practice VibrantUSA supports and helps patients find the solution that is right for their specific needs.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations, including those about this Partnership. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-233908) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov, including those factors relevant to BRP Group’s integration of these Partnerships, matters assessed in BRP Group’s due diligence and the business, financial condition and results of operations of BRP Group or these Partners, or both. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel Carr, Marketing Director
Baldwin Risk Partners
(813) 418-5166 | Rachel.Carr@baldwinriskpartners.com

Randy Spencer, Communications Manager
Baldwin Risk Partners
(813) 421-1979 | Randy.Spencer@baldwinriskpartners.com